UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2016 (May 6, 2016)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania		15222-5479
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2016, Allegheny Technologies Incorporated (the “Company”) held its 2016 Annual Meeting of Stockholders. Voting results for each matter submitted to a vote of the Company’s stockholders at the 2016 Annual Meeting are provided below.

1.	Election of four directors:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Richard J. Harshman	74,619,822	3,976,465	19,312,098
Carolyn Corvi	77,312,074	1,284,213	19,312,098
Barbara S. Jeremiah	77,479,444	1,116,843	19,312,098
John D. Turner	76,262,752	2,333,535	19,312,098

2.	Approval of amendments to the Company’s Certificate of Incorporation to declassify the board of directors:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
75,413,623	2,655,763	537,140	19,312,098

The Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that the affirmative vote of the holders of at least 75% of the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend the portions of the Certificate of Incorporation that were the subject of this proposal. The number of votes in favor of this proposal represented approximately 69% of the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors; therefore, this proposal did not receive the requisite favorable vote of the Company’s stockholders. As a result, neither the Certificate of Incorporation nor the Company’s Second Amended and Restated Bylaws will be amended to provide for the declassification of the Company’s Board of Directors.

3.	Advisory vote to approve the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
74,444,399	3,747,964	414,164	19,312,098

4.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2016:

FOR	AGAINST	ABSTENTIONS
94,547,010	3,152,339	219,277

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Dated: May 11, 2016